UNITED STATES
SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 24, 2005

AEP INDUSTRIES INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (Jurisdiction of Incorporation)	0-14450 (Commission File Number)	22-1916107 (I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey 07606 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 641-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 24, 2005, the Board of Directors of the Registrant reduced the size of the Registrant’s Board from 10 to 8 members and elected Lawrence R. Noll as a Class A Director and Frank P. Gallagher as a Class B Director to fill existing vacancies.  Mr. Noll’s term as director will continue until the 2005 annual meeting of shareholders; Mr. Gallagher’s term as director will continue until the 2006 annual meeting of shareholders.  Mr. Noll and Mr. Gallagher were recommended to the nominating committee by management.

Mr. Noll has been employed by the Registrant as Vice President and Controller since 1996.  Previously (from 1993 to 1996), he served as Vice President, Finance and from 1993-1998 as corporate secretary.  Prior thereto (from 1980 to 1993) he was employed as Controller.  From 1993 to 2004, he also served as a director of the Registrant.

Mr. Gallagher was employed by Coach USA (a transportation company) as Chairman of the Board from 1999 to 2003, Chief Executive Officer from 2001 to 2003, and Executive Vice President and Chief Operating Officer from 1998 to 2001.  He was the President of Community Coach (a transportation company) from 1985 to 1998.  Mr. Gallagher is currently retired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

February 28, 2005	By:	/s/ Paul M. Feeney
Paul M. Feeney
Executive Vice President and Chief
Financial Officer